Exhibit 99.01

[Sento Logo]

                        Sento Announces Financial Update

AMERICAN FORK, Utah, March 11, 2004 -- Sento Corporation (Nasdaq: SNTO - news), a leading provider of integrated, multi-channel customer support, today announced a financial and mid quarter update.

BUSINESS OUTLOOK

As a result of substantially improved gross margins resulting from continuing cost controls, operational efficiencies, and increased customer call volume and the mix of client revenues, the Company is providing a mid quarter outlook for the fiscal quarter ending March 31, 2004 as follows:

         o For the fourth quarter of fiscal 2004 ending March 31, 2004, the Company expects revenues to be over $7.7 million.

         o For the fourth quarter of fiscal 2004 ending March 31, 2004, the Company expects pro forma income to be in excess of $900,000 and pro forma basic income per share to be in the range of $0.38 to $0.40 ($0.27 to $0.30 pro forma fully diluted income per share).

         o        EBITDA for the quarter is expected to be over $1.3 million.

CONFERENCE CALL

Sento senior management and our chairman will host a conference call today at 2:15 p.m. Mountain Time (4:15 p.m. Eastern Time) to discuss Sento's mid-term financial update. To access the call, dial 904-779-4767, in or outside the U.S., five minutes before start time. The confirmation number will be 22609436.

In addition, this call will be web cast by CCBN and can be accessed at Sento's Web site at: www.sento.com. The web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

PRO FORMA FINANCIAL MEASURES

In this financial update release and during our conference call to be held on March 11, 2004 as described above, Sento uses or plans to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, ("GAAP"). The Company believes that, while these pro forma measures are not a substitute for GAAP results, they provide the best basis for evaluating the Company's operating results exclusive of non-cash items. These pro forma measures have been reconciled to the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures. The Company computes pro forma operating results by adjusting GAAP operating results for stock-based compensation and valuation of warrants and conversion of debentures.

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SENTO PROFILE

Sento Corporation (www.sento.com.) provides the latest in Web-enabled CRM (Customer Relationship Management) solutions for a diversified portfolio of organizations. These services include self-help, live chat via Text TalkSM, Web collaboration, email, and telephone. Utilizing a tested and proven technology set, Sento provides enhanced customer experience at a significant cost reduction when compared to traditional models. Sento deploys a distributed workforce strategy and customer-centric applications to provide the best in customer care and support.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's ability to obtain sufficient capital to finance needed equipment and hire additional personnel required by any future growth; variations in market and economic conditions; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company's current expectations are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Stanley C. Cutler, CFO, Sento at 801-772-1410 or stan_cutler@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net